China Senior Living Industry International Holding Corporation

Unaudited Pro Forma Condensed Consolidated Financial Information

June 30, 2015

(Stated in U.S. Dollars)

China Senior Living Industry International Holding Corporation

Contents	Pages
Unaudited Pro Forma Condensed Consolidated Statement of Income and Comprehensive Income	1-2

Unaudited Pro Forma Condensed Consolidated Balance Sheet	3

Notes to Pro Forma Condensed Consolidated Financial Information	4-6

China Senior Living Industry International Holding Corporation

Unaudited Pro Forma Condensed Consolidated Statement of Income and Comprehensive Income

For the six months ended June 30, 2015

(Stated in U.S. Dollars)

	As reported			Pro Forma	Pro Forma
	CHFY	YFG	AJE No.	Adjustments	Consolidated
Net Sales	$361,856	$261,759	1	$(361,856)	$261,759
Cost of sales	(274,943)	(170,719)	1	274,943	(170,719)
Gross profit	86,913	91,040		(86,913)	91,040

Selling expenses	46,406	-	1	(46,406)	-
General and administrative expenses	172,070	6,987	1	(147,070)	31,987
Total operating expenses	218,476	6,987		(193,476)	31,987

Gain/(Loss) from operations	(131,563)	84,053		106,563	59,053

Other income/(expenses)
Interest expense	(161,274)	-	1	141,438	(19,836)
Other loss	(1,204)	-	1	1,204	-
Other income	63,124	-	1	(63,124)	-
Total other expenses	(99,354)	-		79,518	(19,836)

Gain/(Loss) before taxes	(230,917)	84,053	1	186,081	39,217
Income taxes	-	-		-	-
Net Income/(loss)	$(230,917)	$84,053		$186,081	$39,217

Other comprehensive income/(loss)
Foreign currency translation gain/(loss)	(583)	6,458	1	583	6,458
Comprehensive income/(loss)	$(231,500)	$90,511		$186,664	$45,675

Basic Earnings Per Share					0.00
Diluted Earnings Per Share					0.00

Weighted Average Shares Outstanding - Basic					53,280,007
Weighted Average Shares Outstanding - Diluted					56,000,007

See Notes to Pro Forma Condensed Consolidated Financial Information

China Senior Living Industry International Holding Corporation

Unaudited Pro Forma Condensed Consolidated Statement of Income and Comprehensive Income

For the year ended December 31, 2014

(Stated in U.S. Dollars)

	As reported			Pro Forma	Pro Forma
	CHFY	YFG	AJE No.	Adjustments	Consolidated
Net Sales	$518,114	$512,964	1	$(518,114)	$512,964
Cost of sales	(408,405)	(368,042)	1	408,405	(368,042)
Gross profit	109,709	144,922		(109,709)	144,922

Selling expenses	86,366	-	1	(86,366)	-
General and administrative expenses	343,741	4,677	1	(272,741)	75,677
Total operating expenses	430,107	4,677		(359,107)	75,677

Gain/(Loss) from operations	(320,398)	140,245		249,398	69,245

Other income/(expenses)
Interest expense	(301,097)	-	1	223,124	(77,973)
Other loss	(1,094)	-	1	1,094	-
Other income	203,240	-	1	(203,240)	-
Total other expenses	(98,951)	-		20,978	(77,973)

Loss before taxes	(419,349)	140,245	1	270,376	(8,728)
Income taxes	-	-		-	-
Net loss	$(419,349)	$140,245		$270,376	$(8,728)

Other comprehensive loss
Foreign currency translation loss	(5,031)	(2,696)	1	5,031	(2,696)
Comprehensive loss	$(424,380)	$137,549		$275,407	$(11,424)

Basic Loss Per Share					(0.00)
Diluted Loss Per Share					(0.00)

Weighted Average Shares Outstanding - Basic					49,200,007
Weighted Average Shares Outstanding - Diluted					51,920,007

See Notes to Pro Forma Condensed Consolidated Financial Information

China Senior Living Industry International Holding Corporation

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of June 30, 2015

(Stated in U.S. Dollars)

	As reported			Pro Forma	Pro Forma
	CHFY	YFG	AJE No.	Adjustments	Consolidated
ASSETS
Current assets
Cash and cash equivalents	$47,158	$95,341	1	$(46,622)	$95,877
Accounts receivable, net	153,255		1	(153,255)	-
Other receivables	112,736		1	(112,736)	-
Inventories	2,276,181		1	(2,276,181)	-
Prepayment	42,531		1	(42,531)	-
Due from related parties	34,725	780,257	1	(34,725)	780,257
Total current assets	2,666,586	875,598		(2,666,050)	876,134

Non-current assets
Property, plant and equipment	92,777		1	(92,777)	-
Intangible asset	9,089	378	1	(9,089)	378
Total non-current assets	101,866	378		(101,866)	378

TOTAL ASSETS	$2,768,452	$875,976		$(2,767,916)	$876,512

LIABILITIES AND EQUITY

Current liabilities
Short term loans	$1,102,202		$1	$(1,102,202)	$-
Accounts payable	5,862		1	(5,862)	-
Other payables	615,246	21,690	1	(614,798)	22,138
Due to related parties	301,649	6,047	1	(99,471)	208,225
Accrued expenses	229,031	7,883	1	(180,709)	56,205
Interest payable	413,625		1	(221,077)	192,548
Advance from customers	103,026		1	(103,026)	-
Long-term loans due within one year	80,699		1	(80,699)	-
Convertible promissory notes – in default	400,000			-	400,000
Total current liabilities	3,251,340	35,620		(2,407,844)	879,116

Contingent obligations	538,204		1	(538,204)	-
Total liabilities	$3,789,544	$35,620		$(2,946,048)	$879,116

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ DEFICIENCY
Preferred stock, $0.001 par value; 10,000,000 shares authorized; 0 shares issued and outstanding	$-	$-		$-	$-
Common stock, $0.001 par value; 200,000,000 shares authorized, 53,280,007 shares issued and outstanding	19,680	-	1,2	33,600	53,280
Registered capital	-	476,107	1,2	(476,107)	-
Statutory reserve	-	26,000		-	26,000
Additional paid-in capital	2,349,924		1,2	442,507	2,792,431
Accumulated deficit	(3,610,505)	318,065	1	375,989	(2,916,451)
Accumulated other comprehensive income	219,809	20,184	1	(197,857)	42,136
Total stockholders’ deficiency	(1,021,092)	840,356		178,132	(2,604)

TOTAL LIABILITIES AND
STOCKHOLDERS’ DEFICIENCY	$2,768,452	$875,976		$(2,767,916)	$876,512

See Notes to Pro Forma Condensed Consolidated Financial Information

China Senior Living Industry International Holding Corporation

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

As of June 30, 2015

(Stated in U.S. Dollars)

1.

ORGANIZATION AND BUSINESS COMBINATION

Corporate History

China Senior Living Industry International Holding Corporation (the “Company”), formerly known as China Forestry, Inc., was incorporated under the laws of the State of Nevada on January 13, 1986 under the name of Patriot Investment Corporation. The Company engaged in the business of plantation and sale of garden plants.

On July 15, 2010, we entered into a Share Exchange with Financial International (Hong Kong) Holdings Co. Limited (“FIHK”).

From April 1, 2010 to May 20, 2011, FIHK had a series of contractual arrangements with Hanzhong Hengtai Bio-Tech Limited (“Hengtai”), a company organized and existing under the laws of the People’s Republic of China that is engaged in the plantation and sale of garden plants used for landscaping, including Chinese Yew, Aesculus, Dove Tree and Dendrobium.

On May 20, 2011, FIHK exercised its rights under the Exclusive Option Agreement to direct Xi’an Qi Ying Bio-Tech Limited, a company organized and existing under the laws of the People’s Republic of China (“Xi’an Qi Ying”), the indirect wholly owned subsidiary of FIHK, to acquire all of the equity capital of Hengtai.  The Exclusive Option Agreement was exercised in a manner that the shareholders of Hengtai transferred all of their equity capital in Hengtai to Xi’an Qi Ying.  At or about the same time, Spone Limited, a company organized and existing under the laws of the Hong Kong SAR of the People’s Republic of China (“Spone”), acquired all of the capital stock of Xi’an Qi Ying, so that it became a direct wholly owned subsidiary of Spone.  FIHK then acquired all of the capital stock of Spone, so that it became a direct wholly owned subsidiary of FIHK. As a result, Hengtai became an indirect wholly owned subsidiary of FIHK and also accordingly became the indirect wholly owned subsidiary of us.

On September 8, 2015, the Company changed its name from China Forestry, Inc. to China Senor Living Industry International Holding Corporation.

On September 29, 2015, Qi Ying entered into the VIE Agreements with Shaanxi Yifuge Investments and Assets Co, Ltd (“YFG”) and YFG became our affiliated operating company in China. As consideration for the entry of the VIE agreement, we issued 33,600,000 shares of common stock to Jingcao Wu.

On September 29, 2015, our Board of Director also approved the transfer of Qi Ying’s equity ownership in Hengtai to Zhenheng Shao, Zhenzhong Shao, and Yongli Yang.

As a result, we ceased the business of plantation and sale of garden plants and became engaged in senior living and senior care business through YFG.

Basis of Presentation

The accompanying condensed consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“US GAAP”).  The condensed consolidated financial statements were prepared on a pro forma basis whereby it was assumed that the Company has controlled YFG and disposed Hengtai from the first period presented.  The transactions detailed above have been accounted for as reverse takeover transactions and a recapitalization of the Company; accordingly, the Company (the legal acquirer) is considered the accounting acquiree and YFG (the legal acquiree) is considered the accounting acquirer.  No goodwill has been recorded.  As a result of this transaction, the Company is deemed to be a continuation of the business of YFG.

The unaudited pro forma condensed consolidated balance sheet as of June 30, 2015 combines our historical consolidated balance sheet with the historical balance sheet of YFG and has been prepared as if our acquisition of YFG and disposal of Hengtai had occurred on June 30, 2015. The unaudited pro forma condensed consolidated statements of income for the six months ended June 30, 2015 and for the year ended December 31, 2014 combine our historical consolidated statements of income with YFG's historical statements of operations and have been prepared as if the acquisition had occurred on January 1, 2014. The Company believes that the results of operations and the financial position of the Company and its subsidiaries approximates those results of operations and financial position of the Company at September 29, 2015. The historical financial information is adjusted in the unaudited pro forma condensed consolidated financial information to give effect to pro forma events that are (1) directly attributable to the proposed acquisition and disposal, (2) factually supportable, and (3) with respect to the condensed consolidated statements of income, expected to have a continuing impact on the consolidated results.

The pro forma adjustments described below were developed based on management’s assumptions and estimates, including assumptions relating to the consideration paid/received and the allocation thereof to the assets acquired/disposed and liabilities assumed/released from YFG and Hengtai based on preliminary estimates of fair value. The final purchase consideration and the allocation of the purchase consideration will differ from that reflected in the unaudited pro forma condensed consolidated financial information after final valuation procedures are performed and amounts are finalized following the completion of the acquisition.

The unaudited pro forma condensed consolidated financial information is provided for illustrative purposes only and does not purport to represent what the actual consolidated results of operations or the consolidated financial position of the combined company would have been had the acquisition occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or financial position.

The unaudited pro forma condensed consolidated financial information does not reflect any integration activities or cost savings from operating efficiencies, synergies, asset dispositions or other restructurings that could result from the acquisition.

2.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO OUR STOCKHOLDERS

Management believes that the share issuances under the share exchange agreement between the Company and the shareholders of FDHG should be recognized as a non-taxable event under the U.S. Internal Revenue Code; accordingly, the Company has not withheld any taxes on behalf its shareholders.  Shareholders of the Company should consult with their own tax-preparers to determine their own individual tax liabilities.

ADJUSTING JOURNAL ENTRIES TO PRO FORMA FINANCIAL STATEMENTS

The following adjusting journal entry records the disposal of Hengtai and record the gain on disposal:

AJE	Accounts	Debit	Credit
1	Cash and cash equivalents		$46,622
1	Accounts receivable, net		$153,255
1	Other receivables		$112,736
1	Inventories		$2,276,181
1	Prepayment		$42,531
1	Due from related parties		$34,725
1	Property, plant and equipment		$92,777
1	Intangible Asset		$9,089
1	Short term loans	$1,102,202
1	Accounts payable	$5,862
1	Other payables	$614,798
1	Due to related parties	$99,471
1	Accrued expenses	$180,709
1	Interest payable	$221,077
1	Advance from customers	$103,026
1	Long-term loans due within one year	$80,699
1	Contingent obligations	$538,204
1	Accumulated other comprehensive income	$197,857
1	Gain on disposal		$375,989

The following adjusting journal entry records the issuance of common stock in relation to the acquisition of YFG and the recapitalization resulted from change in control of the Company:

AJE	Accounts	Debit	Credit
2	Registered capital	$476,107
2	Common Stock		$33,600
2	Additional paid-in capital		$442,507